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                                                                EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Loral Space & Communications Ltd. on Form S-8 of our reports on (i) the balance sheet of Loral Space & Communications Ltd. as of March 31, 1996;
     (ii) the combined financial statements of the Space & Communications Operations of Loral Corporation as of March 31, 1996 and 1994 and for each of three years in the period ended March 31, 1996; (iii) the financial statements of Globalstar, L.P. as of December 31, 1994 and 1995 and for the year ended December 31, 1993, the periods January 1 to March 22, 1994 and March 23 to December 31, 1994, and the year ended December 31, 1995 and cumulative; and (iv) the financial statements of Space Systems/Loral, Inc. as of March 31, 1996 and 1995 and for each of three years in the period ended March 31, 1996, all appearing in the Annual Report on Form 10-K of Loral Space & Communications Ltd. for the year ended March 31, 1996.


     /s/ Deloitte & Touche LLP


     San Jose, California
     October 23, 1996